UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K
______________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 14, 2011

International Monetary Systems, Ltd.
(Exact name of registrant as specified in its charter)

Wisconsin	0-30853	39-1924096
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16901 West Glendale Dr. New Berlin, WI	53151
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 262-780-3640

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 1 4a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐  Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐  Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1

Item 5.02(b) Change in Principal Executive Officer and President

On June 14, 2011, the Board of Directors as part of a planned transition and succession, appointed John E. Strabley as Chief Executive Officer and Dale L. Mardak as President of the Company.  Both had previously been named executive officers. Donald F. Mardak, who had held both of these titles, will remain active in management of the company, retaining the title of Chairman of the Board.

John E. Strabley, 47, has been the Executive Vice President of IMSL since 1992 and a director since 1997. Mr. Strabley joined Continental Trade Exchange, Ltd. as a trade broker in 1991. In 1992, he was promoted to General Manager and, in August of that year, was appointed as Vice President of Continental Trade Exchange and IMSL. In 1995, Mr. Strabley passed the barter industry certification examination and was awarded with the industry's designation of CTB - Certified Trade Broker. In 1997, Mr. Strabley became a director of both Continental Trade Exchange, Ltd. and IMSL.

Dale L. Mardak, 51, has been Senior Vice President of IMSL since 1995, and a director since 1997. He joined Continental Trade Exchange, Ltd. in 1993 as a trade broker and was appointed trade director in 1995. In 1997, he was appointed Treasurer and a director of both Continental Trade Exchange, Ltd. and IMSL. In 1999, Mr. Mardak received the designation of CTB - Certified Trade Broker.

There are no changes to the compensation plans of Mssrs. Strabley, Mardak and Mardak, which were previously filed.

Family Relationships
John Strabley is the son-in-law of Donald F. Mardak and Dale L. Mardak is the son of Donald F. Mardak.

Transactions with Related Persons
There are no transactions requiring disclosure under Regulation S-K, Item 404.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Monetary Systems, Ltd.

Date: June 20, 2011	By:	/s/ David Powell
Name: David Powell
Title: Principal Financial Officer